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                                                                 EXHIBIT 10.4(a)

                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT (this "AGREEMENT") is made and entered into this 19th day of March, 1996, by and between COLUMBIA DBS SAN LUIS OBISPO, L.P., a Delaware limited partnership ("BUYER") and PACIFIC COAST DBS, a California corporation ("SELLER").

                                    RECITALS

         A. Seller owns and operates an exclusive distributorship of the National Rural Telecommunications Cooperative's DBS Services and of Hughes Communications Galaxy, Inc.'s DirecTv service in San Luis Obispo County, California (the "Business").

         B. Seller desires to sell, and Buyer desires to purchase for the price and on the terms hereinafter set forth, Seller's assets used and useful in the operation of the business.

                                   AGREEMENTS

         NOW, THEREFORE, in order to implement said sale and purchase, and in consideration of the mutual agreements set forth herein, the parties agree as follows:

SECTION 1. DEFINITIONS.

         1.1 DEFINED TERMS. As used herein, the following terms shall have the following meanings:

         ACCOUNTS RECEIVABLE shall have the meaning set forth in Section 3.7(e) of this Agreement.

         ACQUISITION DOCUMENTS shall mean this Agreement, the Security and Pledge Agreement, the Security Agreement, Secured Promissory Note, Collateral Assignment of Marketing and Distribution Agreement and any and all other instruments of assignment or assumption or other agreements, documents, letters, certificates or instruments executed pursuant to or in connection with this Agreement or the transactions contemplated hereby.

         AFFILIATE, when used with reference to a specified Person, shall mean any Person that is a spouse, parent, grandparent, lineal descendant, sibling or other relative of such Person or any Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the specified Person.

         ASSETS means assets and rights of every kind and nature, real, personal and mixed, tangible and intangible, other than the Excluded Assets, owned by Seller or in which



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Seller has an interest (as lessee, licensee or otherwise), including all assets and rights acquired by Seller between the date hereof and the Closing Date, and which are used or usable in connection with the operation of the Business, including, without limitation:

         (a) All Tangible Assets and, to the extent assignable, all Asset Warranties;

         (b) the NRTC/Member Agreement;

         (c) the DirecTv Agreement;

         (d) the Other Assumed Contracts;

         (e) all files, books and records including, without limitation, computer programs, tapes and electronic data processing software, accounting journals and ledgers, copies of NRTC reports and correspondence and other documents relating to the NRTC/Member Agreement and the DirecTv Agreement and compliance therewith;

         (f) All Customers, and all additional customers obtained between the date hereof and the Closing Date in accordance with this Agreement;

         (g) All goodwill, know-how, slogans, jingles, trademarks, trade names, service marks, logos, copyrights, customer lists and other intangible assets used or usable in connection with the Business; and

         (h) Accounts Receivable.

         ASSET WARRANTIES shall mean all manufacturer's, distributor's or seller's warranties with respect to the Tangible Assets.

         BUSINESS shall have the meaning ascribed to it in Recital A.

         BUSINESS DAY shall mean any day except a Saturday, Sunday or other day on which commercial banks are required or authorized to close in New York.

         CABLE PROGRAMMING shall have the meaning ascribed to such term in the NRTC/Member Agreement.

         CLOSING AND CLOSING DATE shall have the meanings set forth in Section
2.5 of this Agreement.

         COLLATERAL ASSIGNMENTS shall mean the Collateral Assignment of Marketing and Distribution Agreement substantially in the form attached hereto as Exhibit A, the execution and delivery by Seller, Buyer, NRTC and Hughes shall be a condition to Closing.



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         COMMERCIAL ESTABLISHMENT shall have the meaning ascribed to such term in the NRTC/Member Agreement.

         COMMITTED MEMBER RESIDENCE shall have the meaning ascribed to such term in the NRTC/Member Agreement.

         CURRENT ASSETS shall mean the current assets of Seller, as shown on the Closing Date Balance Sheet, acquired by Buyer at Closing.

         CURRENT LIABILITIES shall mean the current liabilities of Seller, as shown on the Closing Date Balance Sheet, assumed by Buyer at Closing.

         CUSTOMER shall mean any user of the DBS Services or other services distributed by Seller (including a Subscriber).

         DBS SERVICES shall have the meaning ascribed to such term in the NRTC/Member Agreement.

         DIRECTV means DirecTv, Inc., a California corporation.

         DIRECTV AGREEMENT shall mean any and all agreements between Seller and DirecTv relating to Seller's application or authorization to act as a dealer of DirecTv programming packages, together with any amendments thereto.

         ELECTION DATE shall mean either the Early Election Date or the Late Election Date, as applicable.

         EQUIPMENT shall mean office equipment as outlined on Schedule 3.5(a) (Fixed Assets and Fixed Assets-Physical Listing) and all other tangible personal property and facilities owned, used or held for use in the Business (other than Inventory).

         EXCLUDED ASSETS shall mean (a) Seller's corporate seal, minute books, charter documents, corporate stock record books and such other books and records relating to the organization, existence or capitalization of the Seller; (b) all contracts of insurance and insurance proceeds relating to events arising prior to the Closing Date, insurance claims made by Seller relating to property or equipment repair, replaced or restored by Seller prior to the Closing Date; (c) all pension, profit sharing or deferred (Section 401(k)) plans and trusts and any assets thereof and any other employee benefit plan or arrangement and the assets thereof, if any; (d) all claims in and to refunds for federal, state or local income or other taxes payable for periods prior to the Closing Date; (e) all contracts that have terminated or have expired prior to the Closing Date in the ordinary course of business and as permitted under the terms hereof, and any contracts which do not constitute the NRTC/Member Agreement, the DirecTv Agreement or Other Assumed Contracts; (f) cash on hand; and (g) any assets listed on



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SCHEDULE 1. 1.

         FIXED FINAL PAYMENT shall mean Four Million Dollars ($4,000,000).

         GAAP shall mean generally accepted accounting principles, consistently applied

         HGC DIRECTV shall have the meaning ascribed to such term in the NRTC/Member Agreement.

         HUGHES shall mean Hughes Communications Galaxy, Inc.

         INDEPENDENT ACCOUNTANT shall mean a "Big 6 " Accounting Firm (or other FIRM mutually acceptable to Buyer and Seller) which accounting firm shall not have provided any services to Buyer, Seller or any of their Affiliates for the prior five (5) years.

         INVENTORY shall mean undamaged subscriber units contained in sealed original cartons and recoverable units on consignment.

         LICENSES shall mean all governmental or private licenses, permits, authorizations and rights, including the NRTC/Member Agreement and the DirecTv Agreement, all rights in pending applications, and all additions thereto, including renewals and modifications and applications therefor, with respect to the Business, all of which Licenses are described in Schedule 3.10 of this Agreement.

         LIEN shall mean with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim or restriction of any kind in respect of such property or asset. For purposes of this Agreement, any restriction or limitation with respect to a security or other ownership interest (including any restriction on the right to vote, sell or otherwise dispose of such security or ownership interest) shall constitute a "Lien" thereon. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any property or asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale relating to such property or asset.

         NON-SELECT SERVICES shall have the meaning ascribed to such term in the NRTC/Member Agreement.

         NOTE shall have the meaning ascribed to such term in Section
2.2(a)(ii).

         NRTC shall mean the National Rural Telecommunications Cooperative, a District of Columbia corporation.

         NRTC MEMBER AGREEMENT shall mean that certain NRTC/Member Agreement for Marketing and Distribution of DBS Services dated December 16, 1992, by and between



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Seller and NRTC, as amended by that certain Amendment to NRTC/Member Agreement for Marketing and Distribution of Services dated March 22, 1994, and as further amended from time to time.

         OTHER ASSUMED CONTRACTS shall mean all equipment leases, real estate leases and other contracts and agreements described in SCHEDULE 3.19 to this Agreement other than the NRTC/Member Agreement and the DirecTv Agreement, together with any additional contracts entered into by Seller between the date hereof and the Closing Date in accordance with this Agreement which Buyer expressly elects to assume.

         PERSON shall mean an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or agency or instrumentality thereof.

         PROGRAMMING shall mean Cable Programming and HCG DirecTv.

         SECURITY AGREEMENT means that certain Security Agreement substantially in the form attached hereto as EXHIBIT C, the execution and delivery of which is a condition to Closing.

         SECURITY AND PLEDGE AGREEMENT means that certain Security and Pledge Agreement executed by all of the partners of Buyer substantially in the form attached hereto as Exhibit D, the execution and delivery of which is a condition to Closing.

         SUBSCRIBER as of any date shall mean a Customer of the Business who, at a minimum, is an active subscriber subscribing to a package of basic services and: (1) on the last date of the calendar month prior to such date, whose account is not more than sixty (60) days past due from the date payment is due in an amount greater than $ 10; (2) who is not an employee or agent of the service provider or charged a fee that is nominal (eg., demonstration unit) or substantially below the service provider's published rates or substantially below its rates included in any generally available discount package; and (3) who has not given notice of intent to discontinue service. The Active Subscriber number shall be derived from the NRTC Ad-Hoc Report - Active Subscriber Listing. Notwithstanding any other provision of this Agreement, clause (1) of the preceding definition shall only be applicable to the determination of the number of Subscribers for which Seller is the service provider and shall not be applicable to the determination of the number of Subscribers for which Buyer is the service provider.

         SUBSCRIBER SETTLEMENT DATE shall mean the Subscriber Settlement Date determined in accordance with Section 2.2(a)(iii).

         TANGIBLE ASSETS shall mean those certain assets (including Equipment) identified on Schedule 3.5(a) to this Agreement, together with any additional such assets



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relating to the Business acquired by the Seller between the date hereof and the
Closing Date.

         1.2 OTHER DEFINITIONAL PROVISIONS. For purposes of this Agreement and the other Acquisition Documents, the following additional rules of construction shall apply:

             (a) wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter;

             (b) the term "including" shall not be limiting or exclusive, unless specifically indicated to the contrary; and

             (c) all references to "sections" or "subsections" in an Acquisition Document shall be to sections or subsections of such Acquisition Document, unless otherwise specifically provided.

SECTION 2. PURCHASE AND SALE OF ASSETS.

         2.1 SALE OF ASSETS; ASSUMPTION OF CERTAIN LIABILITIES.

             (a) Subject to the provisions of this Agreement, Seller agrees to sell, and Buyer agrees to purchase, at Closing, Seller's right, title and interest in and to the Assets.

             (b) Upon the sale and purchase of the Assets, Buyer shall assume Seller's obligations to be performed after 12:01 A.M. on the day following the Closing Date (but not obligations to have been performed by Seller prior to such time) under, and as set forth in the NRTC/Member Agreement, the DirecTv Agreement, and the Other Assumed Contracts, but only to the extent that such obligations arise out of the operation of the Business by Buyer on or after the Closing Date (including, without limitation, any obligations of Seller pursuant to any NRTC Wholesale Invoice); provided, that as to any Other Assumed Contract which, for the assignment thereof by Seller, requires the consent of a party thereto other than the Seller and as to which such consent has not been obtained, Buyer shall assume Seller's obligations to be performed under such Other Assumed Contract only with respect to the period that Buyer receives the benefits to which Seller is entitled under such Other Assumed Contract.

             (c) Except as expressly set forth in Section 2. 1 (b), above, Buyer shall not assume or be deemed to have assumed under this Agreement, the Acquisition Documents or otherwise by reason of the transactions contemplated by this Agreement or the Acquisition Documents, any liabilities, obligations or commitments of Seller of any nature whatsoever, absolute or contingent, known or unknown, and the execution, delivery and performance of this Agreement and the Acquisition Documents shall not render Buyer liable for any such liability, obligation, undertaking, expense or agreement. Without limiting the generality of the



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foregoing, Buyer shall in no event assume or be liable for any liability or obligation of Seller arising out of any collective bargaining agreement, insurance, pension, retirement. deferred compensation, incentive bonus or profit sharing or employee benefit plan or trust, or any litigation, proceeding or claim by any person or entity relating to the Business or the operations thereof prior to Closing, whether or not such litigation, proceeding or claim is pending, threatened or asserted before, on or after the Closing Date.

         (d) Buyer shall purchase, at Closing, the Inventory. The purchase price for the Inventory in sealed original cartons shall be equal to Seller's wholesale cost of the Inventory. Recoverable Inventory units on consignment shall be purchased at fifty percent (50%) of Seller's wholesale cost. Buyer and Seller shall use their best efforts to agree in good faith on an Inventory count at the Closing. Within thirty (30) days after Closing, Buyer shall conduct a physical Inventory count, accompanied by Seller's representatives and the difference between the value of Inventory estimated at Closing and the value of Inventory determined pursuant to the physical count shall be included as part of the Final Closing Adjustment pursuant to Section 2.4(b).

         2.2 PURCHASE PRICE; DEPOSIT

         (a) Purchase Price. The purchase price for the Assets (the "Purchase Price") shall be $1,500,000 (the "Closing Payment"), payable at Closing, plus twenty-four (24) equal monthly payments of $20,000 (the "Monthly Payments"), plus a final payment (the "Subscriber Settlement Payment") payable on the date that is twenty-four (24) months or the date that is thirty (30) months after Closing, at Seller's election, payable as follows:

                  (i) the Closing Payment will be paid by Buyer to Seller at Closing by wire transfer of immediately available funds to an account designated in writing by Seller at least three Business Days prior to the Closing Date;

                  (ii) the Monthly Payments and the Subscriber Settlement Payment will be evidenced by, and paid to Seller in accordance with the terms of a secured promissory note of Buyer to be issued to Seller at Closing in the form attached hereto as Exhibit B (the "Note"); and

                  (iii) the Subscriber Settlement Payment will be paid by Buyer to Seller on the Subscriber Settlement Date in accordance with the terms of the Note. For purposes of this Section 2.2(a)(iii), the Subscriber Settlement Payment and the Subscriber Settlement Date shall be determined as follows:

                  (A) If, within thirty (30) days prior to the date that is eighteen (18) months from the Closing Date (the "Early Election Date"), Seller delivers written notice to Buyer (an "Early Election Notice") that it so elects, the Subscriber Settlement Date shall be the date that is twenty-four (24)



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                           months after the Closing Date, or, if such date is
                           not a Business Day, the next following Business Day.

                  (B) If the Seller does not deliver an Early Election Notice, the Subscriber Settlement Date shall be the date that is thirty (30) months after the Closing Date, or if such date is not a Business Day, the next following Business Day.

                  (C) On the Subscriber Settlement Date, the Seller shall receive Four Million Dollars ($4,000,000.00) (the "Fixed Final Payment") or the Contingent Final Payment, whichever is greater.

                  (D) For purposes of this Section 2.2(a)(iii), the "Contingent Final Payment" shall be equal to the total of the following amounts per Subscriber as of the applicable Subscriber Settlement Date:

          NUMBER OF                 AMOUNT PER         (EXAMPLE @ 15,000
          SUBSCRIBERS               SUBSCRIBER          SUBSCRIBERS)
          -----------               ----------          ------------

              0 - 1,000             $    0              $         0
          1,001 - 3,300             $1,500              $ 3,450,000
          3,301 - 6,600             $  750              $ 2,475,000
          6,601 - 9,900             $  600              $ 1,980,000
          9,901 - 13,200            $  550              $ 1,815,000
          13,201 or above           $  400              $   720,000
                                                        -----------
                                                        $10,440,000

         (b) Pro Rations. All expenses and prepayments in connection with the Assets shall be prorated among Buyer and Seller as of 12:01 A.M. on the day following the Closing Date, and the net amount thereof shall be paid to Seller or Buyer, as appropriate. Such prorations shall include, without limitation, all Customer programming prepayments, rental payments, business and license fees (but only for Licenses transferred hereunder) and utility expenses. Seller shall be responsible for all expenses arising out of contracts, agreements and commitments of the Business (other than the NRTC/Member Agreement, DirecTv Agreement and the Other Assumed Contracts, performance of which shall be prorated pursuant to Section 2.1 hereof) for all periods prior to the Closing Date. Buyer shall in no event be responsible for any amounts associated with the Excluded Assets. Expenses, costs and liabilities incurred shall be allocated to the time of occurrence of such programs and announcements without regard to the date of payment therefor. All prorations shall, to the extent feasible, be determined and paid on the Closing Date, with a final settlement and payment thereof to be made as part of the Final Consideration Adjustment pursuant to
Section 2.4. If any dispute arises under this Agreement regarding amounts determined in accordance



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with this Section, it shall be referred to an Independent Accountant. The determination made by the Independent Accountant shall be conclusive and binding on each party and the fees of the Independent Accountant shall be divided equally between Buyer and Seller.

         2.3 ALLOCATION OF PURCHASE PRICE AMONG ASSETS. The Purchase Price shall be allocated among the Assets by mutual agreement which Buyer and Seller shall, reasonably and in good faith, determine prior to Closing. Buyer and Seller agree to be bound by any such agreement to file all returns and reports (tax and otherwise) on the basis of such allocation.

         2.4 CONSIDERATION ADJUSTMENTS. (a) The Closing Payment shall be reduced by the parties' good faith estimate of the amount by which Current Liabilities exceed Current Assets, or increased by the amount that Current Assets exceed Current Liabilities (the "CLOSING ADJUSTMENT").

             (b) Promptly after the Closing, Seller shall prepare a balance sheet of Seller as of the Closing Date. Such balance sheet is hereinafter called the "CLOSING DATE BALANCE Sheet" and shall be prepared on a basis consistent with the "Pro Forma Balance Sheet attached hereto as Exhibit 2.4(b). The Closing Date Balance Sheet shall include all assets and liabilities of Seller. Buyer shall be permitted to net accounts payable to and accounts receivable from Coast TV, Inc.

         The NRTC accounting data in the Closing Date Balance Sheet shall be derived from NRTC Central Billing System Reports, including, but not limited to:
Report 18A (Subscriber Accounts Receivable), Report 19A (Accounts Receivable Summary), Report 17 (Unearned Revenue Report), and the NRTC Wholesale Invoice. The NRTC accounting data for the Closing Date Balance Sheet shall be prepared in compliance with NRTC recommendations as stated in the following documents: NRTC DBS Member Audit Guide, DBS Participant Accounting Handbook, NRTC DBS Member Standard Journal Entry Reference Manual.

         As soon as practicable after the Closing Date, Seller shall also provide to Buyer A list of Customers including account type in the form of NRTC's Ad Hoc Report Active Subscribers Listing, dated as of the Closing Date. Seller shall also provide a list of employees and agent accounts to adjust the total active subscriber amount.

             (c) No later than 30 days after the Closing, or within three days after receipt of the necessary accounting data, whichever is later, Seller shall deliver to Buyer a copy of the Closing Date Balance Sheet together with its determination of the Closing Adjustment pursuant to the Closing Date Balance Sheet. The Closing Date Balance Sheet and the determination of the Closing Adjustment shall be subject to review by Buyer and its auditors on behalf of Buyer at Buyer's expense. Such review by Buyer shall be completed within fifteen (15) business days after delivery of the Closing Date Balance Sheet to Buyer. In the event of any disagreement between Seller and Buyer regarding the amount of the Closing Adjustment which has not been resolved within sixty (60) days after the Closing



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Date, unless said date shall have been extended by mutual agreement of the parties, the dispute shall be referred to an Independent Accountant, whose determination shall be made within thirty (30) days of such referral, and shall be final and binding upon the parties. The fees and expenses of said Independent Accountant shall be borne by Seller and the Buyer equally. The determination of the Closing Adjustment pursuant to this Section 2.4(b) shall be referred to as the "FINAL CLOSING ADJUSTMENT".

             (d) If the Final Closing Adjustment is greater than the Closing Adjustment agreed to pursuant to Section 2.4(a), then the Seller shall pay the difference to Buyer in cash, within 30 days after delivery to it of the Closing Date Balance Sheet. If the Final Closing Adjustment is less than the Closing Adjustment agreed to pursuant to Section 2.4(a), then Buyer shall pay the difference to Seller within thirty (30) days after the delivery of the Closing Date Balance Sheet; provided, however, in either case that if the Buyer shall disagree with the Closing Date Balance Sheet, the payment shall be made within thirty (30) days of the final determination of such disagreement. The parties agree to add or deduct such payment from the next payment to be made under the Note.

         2.5 TIME AND PLACE OF CLOSING: TERMINATION OF AGREEMENT. The closing of the purchase and sale provided for in this Agreement (herein called the "CLOSING") shall be held at the office of Diehl and Rodewald, 1043 Pacific Street, San Luis Obispo, California at 10:00 A.M. (the "CLOSING DATE") (i) on the last Business Day of the month in which all of the conditions precedent set forth in Section 7 hereof shall have been satisfied or waived, (ii) at Buyer's election, on the calendar day of such month on which NRTC's accounting period closes, or (iii) such other place, time or date as the parties may agree upon in writing. Either party may terminate this Agreement by written notice to the other party if the Closing has not occurred by April 30, 1996.

         2.6 THE CLOSING. At the Closing:

             (a) Seller shall transfer and assign to Buyer the Assets, and shall deliver to Buyer such instruments or agreements of conveyance, transfer and assignment as shall be sufficient to effectuate such conveyance, transfer and assignment. All instruments shall be in form and substance reasonably satisfactory to Buyer;

             (b) Seller shall deliver to Buyer all originals or copies, as provided herein, of Seller's files and records which are relevant to the Assets, such relevance to be determined in Buyer's reasonable discretion, and Seller shall put Buyer in actual possession of the Assets; and

             (c) Seller and Buyer shall execute and deliver, each to the other. the documents required to be executed and delivered by such parties pursuant to Sections 7.2 and 7.3, respectively.



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             (d) Buyer shall have completed the wire transfer referred to in
Section 2.2(a)(i), above.

         2.7 FURTHER ASSURANCES. From and after Closing, Seller and Buyer shall do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, all such further acts, deeds, assignments, documents, instruments, transfers, conveyances, discharges, releases, assurances and consents as the other party may, from time to time, reasonably request to confirm, perfect and evidence the transfers and transactions contemplated by this Agreement.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF SELLER.

         In order to induce Buyer to enter into this Agreement, Seller hereby represents and warrants to Buyer that the following statements are true, correct and complete. The representations and warranties of Seller set forth in this Agreement-and in any other Acquisition Document are continuing in nature and Seller shall promptly inform Buyer of any matter which would cause any such representations or warranties to be untrue, incorrect or incomplete.

         3.1 INCORPORATION. The Seller is a duly organized and validly existing corporation in good standing under the laws of the State of California. The Seller has full corporate power and authority to carry on its business and operations as presently conducted and as planned to be conducted and is duly qualified to do business in each jurisdiction in which it is either doing business or in which the failure to qualify would have an adverse effect on the Seller. Seller does not directly or indirectly own or otherwise control any capital stock of, or have any ownership interest in, any corporation, partnership or other entity. The current ownership structure has been approved by all necessary governmental agencies. Attached hereto as Schedule 3.1 is a complete and correct copy of the Articles of Incorporation and Bylaws (together with all amendments thereto and restatements thereof) of the Seller.

         3.2 CORPORATE AND GOVERNMENTAL AUTHORIZATIONS.

             (a) The Seller has full corporate power and authority to execute and deliver this Agreement and the other Acquisition Documents to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions(s) contemplated by this Agreement. The execution, delivery and performance of this Agreement and the other Acquisition Documents to which the Seller is a party have been duly authorized by all requisite corporate action of the Seller.

             (b) No consent or authorization of, or filing with, any Person is required on the part of the Seller in connection with the Seller's execution, delivery or performance of this Agreement and the other Acquisition Documents to which it is a party except for (a) those consents and authorizations listed on
Schedule 3.2(b), all of which have been obtained



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or made or will be obtained or made prior to Closing. Notwithstanding the foregoing, Seller makes no representation or warranty with regard to the application of California franchise law to the NRTC/Member Agreement. Buyer shall have made Buyer's own determination with regard to such determination.

         3.3 BINDING EFFECT. This Agreement has been duly and validly authorized, executed and delivered by Seller. This Agreement constitutes, and, on the Closing Date, the other Acquisition Documents executed and delivered by the Seller will constitute the legal, valid and binding obligation of Seller enforceable against Seller in accordance with their respective terms, subject to bankruptcy, insolvency and similar laws of general application affecting creditors' rights and remedies.

         3.4 NO CONFLICT. Neither the execution and delivery by Seller of this Agreement or the other Acquisition Documents nor the consummation of the transactions contemplated by this Agreement, and the other Acquisition Documents
(i) violate any applicable law, regulation, order, judgment, injunction, decree, rule or ruling of any governmental authority, (ii) violate any provision of the articles of incorporation or bylaws of Seller, (iii) result in any breach of, or constitute (with due notice or lapse of time or both) a default under any agreement, instrument, license or permit to which Seller is a party or by which or to which Seller or any of its assets are subject or bound, (iv) result in the creation or imposition of any lien, charge or encumbrance on any of the Assets other than as set forth in this Agreement, or (v) require the consent of any third party not referenced herein.

         3.5 TITLE TO PROPERTIES: LIENS: CONDITION OF PROPERTIES.

             (a) Schedule 3.5(a) lists all Tangible Assets of Seller which consists of all tangible assets used or otherwise necessary to conduct the Business. Seller has good and valid title to the Tangible Assets free and clear of any Lien. All Tangible Assets material to the operation of the Business are in good working order and repair and comply in all material respects with applicable rules, regulations and standards regarding their intended use. Without limiting the generality of the foregoing, except as indicated in
Schedule 3.5(a), the Seller uses no furniture, fixtures or equipment which it does not own.

             (b) All leases of personal property to which Seller is a party are valid, binding and enforceable in accordance with their terms, and neither Seller nor, to Seller's knowledge, any other party thereto is in default thereunder. Seller is the sole and exclusive owner of all right, title and interest in and to all Assets. All of the Assets are free and clear of all security interests, pledges, liens, conditional sales agreements and encumbrances.

             (c) Schedule 3.5(c) contains a description of all of Seller's interests, including leasehold interests and easements, and rights in and agreements with respect to real property used or intended for use in connection with the operations of the Business (the "Real Property").



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



             (d) Seller has good title to the non-fee estates identified on
Schedule 3.5(c). The contracts with respect to Real Property listed on Schedule 3.5(c) constitute valid and binding obligations of Seller and of all other parties thereto, and are in full force and effect as of the date hereof. Seller is not in default under any of the contracts with respect to Real Property and, to the best of Seller's knowledge, the other parties to such contracts are not in default thereunder. Seller has not received or given written notice of any default thereunder from or to any of the other parties thereto. Schedule 3.5(c) lists all third party consents necessary to assign such contracts. Except as disclosed on Schedule 3.5(c), Seller has full legal power and authority to assign its rights under the contracts with respect to Real Property listed and described on Schedule 3.5(c) to Buyer in accordance with this Agreement on terms and conditions no less favorable than those in effect on the date hereof, and such assignment will not affect the validity, enforceability or continuity of any such contracts.

         3.6 [INTENTIONALLY OMITTED.]

         3.7 FINANCIAL CONDITION OF SELLER.

             (a) Copies of the following financial statements (the "FINANCIAL STATEMENTS") have heretofore been delivered to the Buyer:

                  (i) the unaudited balance sheet of the Seller as of December 31, 1994, and statements of operations, retained earnings and cash flows for the fiscal year then ended; and

                  (ii) the unaudited balance sheet of the Seller as of February 9, 1996, and statements of operations, retained earnings and cash flows for the previous two (2) month accounting period close, prepared by the Seller (the "LATEST FINANCIAL STATEMENTS").

The Financial Statements, together with the notes thereto, (i) are in accordance with the books and records of the Seller, (ii) present fairly and accurately the financial condition of the Seller as of the dates of the balance sheets, (iii) present fairly and accurately in all material respects the results of operations of the Seller for the periods covered by such statements, and (iv) have been prepared in accordance with GAAP except as noted therein, and in the.. case of the Latest Financial Statements, subject to normal year-end adjustments. As of the Closing, the Seller shall have no debts, liabilities or obligations of any nature (whether absolute, accrued or contingent and whether due or to become due) that are not reflected on the Financial Statements or that are not otherwise disclosed on schedules delivered pursuant to this Agreement. The Financial Statements include appropriate reserves for all taxes and other liabilities accrued as of the date of such statements but not yet payable. Notwithstanding the foregoing, the parties acknowledge that certain calculations of credits and debits relating to the accounting with the NRTC, including, but not limited to the calculation of unearned revenues and advance payments, may not be capable of calculation prior to Closing, and will therefore be addressed,pursuant to the Closing Adjustment concepts outlined in
Section 2.4, above.

             (b) Except to the extent provided in the Latest Financial Statements, there are no material liabilities or obligations of Seller or otherwise relating to the Business. Since the date of the Latest Financial Statements, there has been no change in the financial condition of Seller or results of operations of the Business, or either of them, nor has any other event or condition occurred which may have or has had a material adverse effect on the Seller or the Business.

             (c) All federal, state, county and local tax returns, reports and declarations of estimated tax or estimated tax deposit forms required to be filed by Seller have been duly and timely filed or extensions taken in timely fashion. Seller has timely paid all taxes which have become due pursuant to such returns or pursuant to any assessment received by it, and has paid in full all installments of estimated taxes due. All taxes, levies and other assessments which Seller is required by law to withhold or to collect have been duly withheld and collected, and have been paid over to the proper governmental authorities or are held by Seller for such payment.

             (d) Seller's books and records are complete and accurately and fairly reflect the transactions and dispositions of the Seller's assets. The Seller has consistently maintained a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP or any other criteria applicable to such statements and to maintain accountability for such assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Notwithstanding the foregoing, the parties acknowledge that certain calculations of credits and debits relating to the accounting with the NRTC, including, but not limited to the calculation of unearned revenues and advance payments, may not be capable of calculation prior to Closing, and will therefore be addressed pursuant to the Closing Adjustment concepts outlined in Section 2.4, above.

             (e) The accounts receivable of the Seller relating to the Business as set forth in the Latest Financial Statements, and such accounts receivable that have arisen since the date of the Latest Financial Statements (collectively, the "ACCOUNTS RECEIVABLE"), are and will be, unless previously collected, valid and enforceable obligations due to the Seller, collectible by the Seller in the ordinary course of business, and are not subject to any contest, valid defense, claim or set-off, except routine customer complaints of an immaterial nature.

         3.8 ABSENCE OF CERTAIN CHANGES. Since February 9, 1996, or as otherwise provided, except as expressly disclosed in this Agreement or the Schedules thereto, there has not been (a) any pending or threatened union organizational activity, labor dispute or grievance, strike or work stoppage affecting the Business; (b) any physical damage, destruction or loss affecting the Business where the affected assets have not been restored, repaired or replaced with assets of similar quality, value and utility; (c) any material contract, commitment or transaction entered into or consummated respecting the Business; (d) any sale, assignment, lease or other transfer or disposition of any of Seller's properties or assets except in the normal course of business; (e) any increase in compensation payable or to become payable to, or any bonus paid or agreed to be paid to, any employee or agent of the Business; or (f) any change in the service area of the Business or any electronic interference with the Business or the System.

         3.9 COMPLIANCE WITH LAWS AND OTHER INSTRUMENTS. Seller is not in violation or breach of, or in default under, (a) any provision of its or other organizational documents, (b) any provision of any law or regulation applicable to it or to which any of its assets are subject, or any other state, federal, or municipal administrative agency, which violation or breach would have a material adverse effect on the Seller or the Business (and no notice has been received of any violation or breach of law or regulation whatsoever), except as may be listed in the Schedules to this Agreement, (c) any order, judgment or award of any court, tribunal or state, federal, or municipal administrative or regulatory authority applicable to it or to which any of its assets are subject, or (d) any material agreement or instrument to which it is a party or to which any of its assets is bound, including, without limitation, the NRTC/Member Agreement and the DirecTv Agreement.

         3.10 INTELLECTUAL PROPERTY. Schedule 3.10 lists all material copyrights, trademarks, tradenames, service marks, Licenses, patents, permits, jingles, privileges and other similar intangible property rights and interests (exclusive of those required to be listed in other Schedules) applied for, issued to or owned by Seller, or under which Seller is licensed or franchised, and used or useful in the conduct of the businesses and operations of the Business, all of which rights and interests are issued to or owned by Seller, or if licensed or franchised to Seller, are valid and uncontested. Seller has delivered to Buyer copies of all material documents, if any, establishing such rights, Licenses or other authority. To Seller's knowledge, there is no pending or threatened proceeding or litigation affecting or with respect to the Intellectual Property. Seller has received no notice and has no knowledge of any infringement or unlawful use of such property. The intellectual property listed in Schedule 3.10 includes all such property necessary to conduct the Business as now conducted.

         3.11 LITIGATION.

              (a) Except as set forth in Schedule 3.11 (a), there are no actions, suits, proceedings or investigations (whether or not purportedly on behalf of Seller) pending or threatened against or affecting Seller or the Business at law or in equity or admiralty, or before or by any federal, state, municipal or other governmental department, commission, board, agency or instrumentality, domestic or foreign which could have a material adverse effect on Seller or the Business, nor has any such action, suit, proceeding or investigation been pending during the 12-month period preceding the date of this Agreement.

              (b) Except as listed in Schedule 3.11(b), Seller is not operating under or subject to, or in default with respect to, any order, writ, injunction or decree of any court or federal, state, municipal or other governmental department, commission, board, agency or instrumentality, domestic or foreign.

         3.12 EMPLOYEE INFORMATION.

              (a) Schedule 3.12(a) contains a true and complete list of all Persons employed in connection with the Business. Except as set forth on
Schedule 3.12(a), there are no employment contracts or other compensation arrangements respecting any employees of the Seller. It is acknowledged that Buyer shall not be responsible to hire any of the employees of Seller, nor be bound by any employment contracts or other compensation agreements regarding employees of Seller.

         3.13 FINDER'S FEE. No agent, broker or finder has acted for Seller in connection with this Agreement, and the transactions contemplated hereby, and Seller hereby agrees to indemnify and save Buyer harmless from any claims of Persons claiming by or through Seller for commissions or fees by reason of this Agreement or the transactions contemplated by this Agreement.

         3.14 [INTENTIONALLY OMITTED.]

         3.15 NON-FOREIGN STATUS. Seller is not a "non-resident alien", "foreign corporation", "foreign partnership", "foreign trust" or "foreign estate" within the meaning of the Internal Revenue Code of 1986, as amended, and the regulations thereunder and Seller agrees, at the Closing, to deliver to Buyer any affidavit or certificate required pursuant to the Internal Revenue Code or any regulations thereunder specifically relating to the matters represented in this Section.

         3.16 [INTENTIONALLY OMITTED.]

         3.17 INSOLVENCY. No insolvency proceedings of any character, including without limitation, bankruptcy, receivership, reorganization, composition or arrangement with creditors, voluntary or involuntary, affecting Seller or any of the Business Assets, are pending or threatened, and Seller has not made any assignment for the benefit of creditors or taken any action in contemplation of or which would constitute the basis for the institution of such insolvency proceedings.

         3.18 SECURITIES LAW. Seller is not now and has never been subject to the reporting requirements of the Securities and Exchange Commission ("SEC").

         3.19 CONTRACTS. Except for the contracts, plans, agreements, and leases listed in Schedule 3.19, true and complete copies of which have been furnished to Buyer as of the date hereof, Seller is not a party to any (i) contracts for the future purchase of materials, supplies, equipment or services; (ii) contracts not made in the ordinary and usual course of business; (iii) employment or consulting contracts; (iv) contracts with any labor union or other labor organization; (v) guarantees or accommodations; (vi) leases of personal or real property; (vii) or shareholders of Seller, or (viii) contracts continuing for a period of more than six (6) months from their respective dates. Seller has performed all obligations required to be performed by it to date (including having paid any amounts required to have been paid to date under any agreements including, but not limited to, Programming agreements, all franchise fees, and all payments to NRTC, Hughes, or DirecTv and has not breached and is not in default under any agreement listed in Schedule 3.19 or to which it is -a party or by which it is bound, and all of the same are enforceable in accordance with their terms. All such agreements are in full force and effect and there does not exist any default or event or condition which, after notice or lapse of time or both, would constitute a default thereunder by Seller or to the knowledge of Seller, by any other party thereto.

         3.20 NRTC MEMBERSHIP; DBS DISTRIBUTION RIGHTS

              (a) Attached hereto as Schedule 3.20(a), is a true and complete copy of the NRTC/Member Agreement together with all exhibits thereto.

              (b) Attached hereto as Schedule 3.20(b) is a true and complete copy of the DirecTv Agreement, with all exhibits thereto.

              (c) Pursuant to the NRTC/Member Agreement, Seller has the exclusive right to market, sell and retain revenue from Programming (except Non-Select Services) transmitted over the NRTC/Member Agreement directly to Committed Member Residences under the terms and conditions set forth in the NRTC/Member Agreement. Seller also has the right to market, sell and retain revenue from the distribution of Programming (except NonSelect Services) directly to Commercial Establishments under the terms and conditions set forth in the NRTC/Member Agreement.

              (d) Pursuant to the NRTC/Member Agreement, Seller has (i) the right to establish the terms and conditions upon which it will market and sell Programming (except Non-Select Services) to Committed Member Residences or Commercial Establishments, or both, and is entitled to all revenues from such marketing and sales to such Committed Member Residences or Commercial Establishments, or both, subject only to those Programming agreements set forth on Schedule 3.20(d) ("Marketing Revenues"), and (ii) Seller has paid all sums to NRTC or Hughes, as appropriate, required under the NRTC/Member Agreement such that Seller is entitled to the Marketing Revenues. Seller has the right to receive from NRTC, on a pro rata basis, all other net revenues received by NRTC from Hughes in connection with the Programming which are directly attributable to the

Committed Member Residences or the Commercial Establishments.

              (e) Seller is in full compliance in all material respects with any and all membership, affiliation, licensing or other requirements or arrangements as may have been established by NRTC, Hughes or DirecTv, if any, pursuant to the NRTC/Member Agreement, the DirecTv Agreement, or otherwise.

              (f) Seller is not in breach of the NRTC/Member or the DirecTv Agreement Agreement nor has Seller failed to perform any material obligation under the NRTC/Member Agreement or the DirecTv Agreement. Seller has not received notice of any such breach or non-performance at any time.

              (g) Except as disclosed on Schedule 3.20(g), none of the DBS Services distributed by Seller has been suspended at any time since inception.

              (h) Schedule 3.20(h)(i) sets forth all Customers, identified as Committed Member Residence and Commercial Establishment, including the number of months such Customer has been a Customer and whether such Customer's account is past due.

         3.21 TRUE AT CLOSING. The representations, warranties, covenants and agreements of the Seller set forth in this Section 3, are and will be true both on the date of this Agreement and on and as of the Closing, except for representations, warranties, covenants and agreements made as of a specific date, which will be true as of such specific date. All of the representations and warranties by Seller shall survive the Closing for a period of thirty (30) months with the exception of the tax representations and warranties, which will survive for the respective tax statute of limitation periods.

         3.22 DISCLOSURE BY SELLER. No representation or warranty made by Seller in this Agreement and no statement made in any certificate to be delivered at the Closing, Exhibit or Schedule furnished or to be furnished in connection with the transactions herein contemplated contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make such representation or warranty or any such statement not misleading to a prospective purchaser of assets of Seller who is seeking full information with respect to Seller and the Business.

         3.23 NO REPRESENTATIONS OR WARRANTIES RE PROFITABILITY. Seller does not make any representations or warranties with regard to the potential profitability of a company acquiring the assets of Seller. While Seller has fully and accurately disclosed information necessary to give a financial history of Seller's operation of such business for the past two years, Buyer is aware that Seller is involved in a highly competitive business, and Buyer has made its own determinations as to the potential profitability of a company utilizing the assets of Seller in the future.

         3.24 RESOLUTION OF DISPUTES REGARDING SELLER'S REPRESENTATIONS AND WARRANTIES. If a dispute or controversy arises between the parties relating to an allegation of Seller's breach of any representation or warranty made hereunder, the parties agree that Buyer shall not be entitled to withhold or delay any payments due under Section 2.2, above, and the parties agree to use the following procedures to resolve such disputes or controversies:

              (a) A meeting will be held promptly between the parties in San
                  Luis Obispo, California, attended by individuals with decision-making authority to attempt in good faith to negotiate a resolution of the dispute. If either patty intends to be accompanied at a meeting by an attorney, the other party will be given at least three (3) business days' notice of such intention, and that party also may be accompanied by an attorney. All negotiations pursuant to this Section 3.24(a) are confidential and will be treated as compromise and settlement negotiations for purposes of the Federal and State Rules of Evidence.

              (b) If within five (5) days after such meeting, the parties have not succeeded in negotiating a resolution of the dispute, they will jointly appoint a mutually acceptable neutral person not affiliated with either of the parties (the "Neutral"), seeking assistance in such regard from the Center for Public Resources ("CPR") if they have been unable to agree upon such appointment within ten (10) days from the initial meeting. The obligation for payment of the fees of the Neutral will be shared equally by the parties. In consultation with the Neutral, the parties will select or devise an alternative dispute resolution procedure ("ADR") by which they will attempt to resolve the dispute, and a time for the ADR to be held, with the Neutral making the decision as to the procedure and time (but unless circumstances require otherwise, not later than twenty (20) days after selection of the Neutral) if the parties have been unable to agree on any of such matters within ten (I 0) days after initial consultation with the Neutral. Any ADR proceeding will be held in San Luis Obispo, California, at a location mutually agreeable to the parties or, if they are unable to agree, selected by the Neutral. The parties agree to participate in good faith in the ADR to its conclusion as designated by the Neutral.

              (c) If the parties are not successful in resolving the dispute as provided in Sections 3.24(a) or (b) above, then the parties agree that such dispute will be settled by binding arbitration conducted on a confidential basis pursuant to the CPR Rules for Non-Administered Arbitration of Business Disputes by a sole arbitrator selected from the CPR Panels of Neutrals. Any decision or award as a result of any such arbitration proceeding will include the assessment of costs. expenses and reasonable attorneys' fees in favor of the prevailing party, which will be selected in the discretion of the arbitrator. Absent an agreement by the parties to the contrary, any such arbitration will be conducted at a location, in San Luis Obispo, California, selected by the arbitrator. The parties reserve the right to object to any proposed arbitrator who is employed by or affiliated with a competing organization or entity. Prior to issuing the arbitrator's final award of arbitration, the arbitrator will provide each party with the arbitrator's written tentative award, which will include the findings of fact as determined by the arbitrator upon which such tentative award is based. Each party will have five (5) business days from the delivery of such tentative award to submit to the arbitrator a written rebuttal to the findings of fact set forth in the tentative award, and the arbitrator will promptly forward a copy of each party's rebuttal, if any, to the other party. If neither party submits such a rebuttal, the tentative award will be deemed final; if either or both parties submits such a rebuttal, the arbitrator will promptly review the same and will deliver a final award, in writing, to each of the parties. An award of arbitration will be final and binding on the parties hereto and may be confirmed in any appropriate court with jurisdiction.

              (d) All applicable statutes of limitation and defenses based upon the passage of time will be tolled while the procedures specified in this Section 3.24 are pending. The parties will take all such actions, if any, necessary to effectuate such tolling.

              (e) The provisions of this Section 3.24 are intended solely to address an allegation by Buyer of Seller's breach of any representation or warranty made hereunder, and this dispute resolution process shall not apply to any other dispute or action between the parties including, but not limited to, any action by Seller to enforce the terms and conditions of this Agreement, the Note, the Collateral Assignment Agreement, the Security and Pledge Agreement, or the Security Agreement.


SECTION 4. REPRESENTATIONS AND WARRANTIES OF BUYER.

         In order to induce Seller to enter into this Agreement, Buyer represents and warrants to Seller that the following statements are true, correct and complete. The representations and warranties of Seller set forth in this Agreement and in any other Acquisition Document are continuing in nature and Seller shall promptly inform Buyer of any matter which would cause any such representations or warranties to be untrue, incorrect or incomplete.

         4.1 ORGANIZATION, OWNERSHIP, ETC., OF BUYER. Buyer is a Delaware limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware with full power and authority to carry on its business and operations as presently conducted and is duly qualified to do business in each jurisdiction in which it is doing business. The current ownership structure has been approved by all necessary governmental agencies. Attached hereto as
Schedule 4.1 is a complete and correct copy of the Certificate of Limited Partnership of Buyer, the Limited Partnership Agreement (together with all amendments thereto and restatements thereof), and Articles of Incorporation and Bylaws of any corporate general partner of Buyer.

         4.2 AUTHORITY OF BUYER. Buyer has the power to execute, deliver, and perform this Agreement, and the other Acquisition Documents to which it is a party. Buyer has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Acquisition Documents to which it is a party, and has full partnership power to perform its obligations hereunder and thereunder and to consummate the transactions(s) contemplated by this Agreement. No consent or authorization of, or filing with, any person is required on the part of the Buyer in connection with the Buyer's execution, delivery or performance of this Agreement, and the other Acquisition Documents to which it is a party.

         4.3 BINDING EFFECT. This Agreement and the other Acquisition Documents have been duly and validly authorized, executed and delivered by Buyer. This Agreement constitutes, and the other Acquisition Documents to which it is a party, on the Closing Date, will constitute, the legal, valid, and binding obligations of Buyer enforceable against it in accordance with the respective terms hereof and thereof, subject to bankruptcy, insolvency, and similar laws of general application affecting creditors' rights and remedies.

         4.4 NO VIOLATION. Neither the execution and delivery by Buyer of this Agreement or any other Acquisition Document nor the consummation of the transactions contemplated hereby or thereby violate or will violate any provision of law applicable to, or any provision of the certificate of limited partnership or agreement of limited partnership of the Buyer or conflict with or result in any breach of any term, condition or provision of, or constitute (with due notice or lapse of time or both) a default under, or, except as contemplated by the Security Agreement, result in the creation or imposition of any lien, charge or encumbrance upon any of the properties or assets of Buyer pursuant to the terms of, any mortgage, deed of trust or other agreement or instrument to which Buyer is a party or by which or to which Buyer or any of its assets are subject or bound.

         4.5 FINDER'S FEE. No agent, broker or finder has acted for Buyer in connection with this Agreement, and the transactions contemplated hereby, and Buyer hereby agrees to indemnify and save Seller harmless from any claims of Persons claiming by or through Buyer for commissions or fees by reason of this Agreement or the transactions contemplated by this Agreement.

         4.6 CONSENTS. Except as contemplated in Section 7.1 of this Agreement, no consent or approval by, or filing with, any governmental authority is required in connection with the execution or delivery of this Agreement by Buyer or the performance of its obligations hereunder.

         4.7 CAPITALIZATION OF BUYER. As of Closing, Buyer shall have been capitalized with equity capital of no less than $1,000,000.00, exclusive of the Closing Payment to be paid to Seller at Closing.

         4.8 TRUE AT CLOSING. The representations, warranties, covenants and agreements of the Buyer set forth in this Section 4 are, and will be true, both on the date of this Agreement and on and as of the Closing, except for representations, warranties, and agreements made as of a specific date, which will be true as of such specific date. All of the representations and warranties by Buyer shall survive the Closing for a period of thirty (30) months.

         4.9 DISCLOSURE BY BUYER. No representation or warranty made by Buyer in this Agreement, or to be furnished in connection with the transactions herein contemplated contains or will contain any untrue statement of a material fact, or omits or will omit to state any material facts necessary to make such representation or warranty, or any such statement not misleading to a prospective creditor of Buyer, who is seeking full information with respect to Buyer's creditworthiness.

SECTION 5. COVENANTS OF SELLER.

         Seller agrees that from the date hereof through and until the Closing
Date:

         5.1 APPROVALS. It shall diligently prosecute any required applications to NRTC,, Hughes and DirecTv for all consents, authorizations and approvals necessary for assignment of the NRTC/Member Agreement and the DirecTv Agreement to Buyer, (including, to the extent reasonably required, attendance by representatives of Seller at meetings with NRTC, Hughes or DirecTv) and use its best efforts to obtain such consents and approvals as promptly and expeditiously as possible.

         5.2 ACCESS. Buyer shall have the right, itself or through its representatives, subject to the conditions and limitations set forth in this Agreement, to inspect the properties of Seller and to inspect and make abstracts and reproductions of all books and records of Seller including, without limitation, applications and reports to and correspondence with NRTC, Hughes and DirecTv, and Seller shall furnish Buyer with such information respecting the Assets and the Business as Buyer may, from time to time, reasonably request. Buyer and Seller agree to use such reasonable discretion so as to preserve the confidentiality of the transaction.

         5.3 CONDUCT OF BUSINESS. Unless performance of the following obligations is waived by Buyer (made in its sole discretion) in advance and in writing, Seller shall:

             (a) not sell or dispose of any of the Assets, other than in the ordinary course of business, in which case such Assets disposed of shall be replaced by assets of like kind, quality and utility;

             (b) not modify, amend, alter or terminate the NRTC/Member Agreement, the DirecTv Agreement or any of the Other Assumed Contracts, or waive any default or breach thereunder except as may be coordinated with Buyer;

             (c) comply in all material respects with the NRTC/Member Agreement, the DirecTv Agreement and all Other Assumed Contracts, use its best efforts to cure any material default or breach thereunder, and promptly notify Buyer upon receipt of notice of any default or breach thereunder;

             (d) maintain all applicable insurance policies in full force and effect;

             (e) maintain its books and records in accordance-with prior practice, maintain all of its property and assets in their present condition, ordinary wear and tear excepted, maintain supplies of technical materials, supplies, inventory and spare parts consistent with past practice, and otherwise use its best efforts to operate the Business in the ordinary course in accordance with practices during the twelve (12) months preceding the date of this Agreement;

             (f) not increase the compensation payable or to become payable to, and not pay or agree to pay any bonus to, any employee or agent of Seller except in accordance with plans or policies set forth on SCHEDULE 3.12(a);

             (g) not enter into any contract or renewal of any existing contract for the employment of any employee of Seller other than contracts which may be terminated by the employer without penalty on not more than thirty
(30) days' notice;

             (h) not, without the prior written consent of Buyer, enter into any other contract or commitment materially affecting the Business;

             (i) use its best efforts to keep its business organization intact, make available the services of key employees, and maintain good relationships with its key employees, suppliers, advertisers and other having business relations with it;

             (j) use its best efforts to obtain prior to the Closing Date consents from all third parties under the Other Assumed Contracts listed on
SCHEDULE 3.19 hereto;

             (k) operate the Business in all material respects in accordance with the Licenses, comply in all material respects with all laws, rules and regulations applicable to it, including the regulations and policies of NRTC, Hughes and DirecTv, and use its best efforts to cure any material violations of the Licenses;

             (l) within ten (10) days after the accounting period close of each month (commencing with the month in which this Agreement is executed) prior to the Closing Date, furnish to Buyer or unaudited balance sheet and a statements of operations, retained earnings and cash flows in respect of the Business for the elapsed portion of the then current fiscal year of Seller, which financial statements shall be prepared in accordance with GAAP, except for required disclosures necessary under GAAP, and shall fairly present the results of such operations of Seller as of the dates and for the periods covered thereby (subject to normal year-end adjustments and subject to the availability of information from the NRTC necessary to prepare such balance sheets);

             (m) provide to Buyer, concurrently with filing thereof and at Buyer's request, copies of all reports to and other filings and correspondence with the NRTC, Hughes and DirecTv;

             (n) not surrender or voluntarily modify any of the Licenses, or take any action which would cause the institution of proceedings for the suspension, revocation or limitation of rights under any of the Licenses;

             (o) provide to Buyer, promptly upon receipt thereof by Seller, a copy of (i) any notice of the revocation, suspension, or limitation of the rights under, or of any proceeding for the revocation, suspension, or limitation of the rights under any License, and (ii) copies of all protests, complaints, challenges or other documents submitted to or FILED with the NRTC, Hughes or DirecTv by third parties concerning the Business and, promptly upon the filing or making thereof, copies of Seller's responses thereto; and

             (p) notify Buyer in writing immediately upon learning of the institution or threat of any action against Seller in any court, or any action against Seller before any governmental agency, and notify Buyer in writing promptly upon receipt of any administrative or court order relating to the Business.

         5.4 LIEN SEARCHES. As soon as practicable after the date hereof and in any event not later than ten days prior to the Closing, the Seller shall obtain and deliver to the Buyer at the Seller's expense Uniform Commercial Code, tax lien, bankruptcy and judgment lien searches for the Seller. Such searches shall be conducted under the present name of the Seller and such other names as it has used during the past five years. All such names are listed in SCHEDULE 5.4 attached hereto.

SECTION 6. COVENANTS OF BUYER BEFORE AND AFTER CLOSING.

Buyer agrees that from the date hereof through and until the Closing Date:

         6.1 APPROVALS. It shall diligently prosecute any required applications to NRTC, Hughes and DirecTv for all consents, authorizations and approvals necessary for the assignment of the NRTC/Member Agreement and the DirecTv Agreement to Buyer (including, to the extent necessary reasonably required, attendance by representatives of Buyer at NRTC, Hughes and DirecTv meetings) and use its best efforts to obtain such consents and approvals as promptly and expeditiously as possible.

         6.2 CONTROL OF BUSINESS. Subject to the provisions of Section 5.3. Buyer shall not exercise any control over or supervise, directly or indirectly, the operations or policies -of the Business, all of which shall be Seller's sole right and responsibility.

         6.3 COOPERATION FOR CONSENTS. Buyer agrees to make reasonable efforts to respond to reasonable and customary inquiries relating to Buyer made by a party (other than Seller) from whom, pursuant to Section 7.2(c) hereof, a consent to the assignment of an assumed contract is a condition precedent to Buyer's obligation to consummate the transaction contemplated hereby.

         6.4 CONDUCT OF BUSINESS AFTER CLOSING. Buyer agrees that after the Closing Date and until payment in full of the Subscriber Settlement Payment, Buyer shall

             (a) own or lease assets sufficient to operate the Business;

             (b) not modify, amend, assign, alter or terminate the NRTC/Member Agreement, the DirecTv Agreement or any of the Other Assumed Contracts or any other material agreement relating to the Business which Buyer has entered into with NRTC, DirecTv or Hughes, or waive any default or breach thereunder, except as may be coordinated with Seller;

             (c) comply in all material respects with the NRTC/Member Agreement, the DirecTv Agreement and all Other Assumed Contracts or any agreement which Buyer has entered into with NRTC, DirecTv or Hughes, use its best efforts to cure any material default or breach thereunder, and promptly notify Seller upon receipt of notice of any default of breach thereunder;

             (d) maintain insurance adequate for the conduct of its business;

             (e) maintain its books and records in accordance with sound business practice;

             (f) use its commercially reasonable efforts to keep its business organization intact, make available the services of key employees, and maintain good relationships with its employees, suppliers, advertisers and others having business relations with it;

             (g) operate the Business in all material respects in accordance with the Licenses (including any Licenses obtained by Buyer after Closing), comply in all material respects with all laws, rules and regulations applicable to it, including the regulations and policies of NRTC, Hughes and DirecTv, and use its commercially reasonable efforts to cure any material violations of the Licenses;

             (h) within ten (10) days of receipt of applicable information from NRTC after the end of each month (commencing with the month in which the Closing occurs), furnish to Seller (if available) monthly updates on the applicable subscriber counts, churn rates, program package breakdowns, and any other marketing reports prepared or utilized in the Business;

             (i) provide to Seller reasonable access to all reports to and other filings and correspondence with the NRTC, Hughes and DirecTv and copies of any written notice of default from the NRTC, Hughes or DirecTv received by Buyer;

             (j) not surrender or voluntarily modify any of the Licenses, or take any action which would cause the institution of proceedings for the suspension, revocation or limitation of rights under any of the Licenses;

             (k) provide to Seller (i) promptly upon receipt thereof by Buyer, a copy of any notice of the revocation, suspension, or limitation of the rights under, or of any proceeding for the revocation, suspension, or limitation of the rights under any License, and (ii) reasonable access to Buyer's customer complaint file, which shall include copies of all protests, complaints, challenges or other documents submitted to or filed with the NRTC, Hughes or DirecTv by third parties concerning the Business and provided to Buyer, as well as copies of Buyer's responses thereto;

             (l) notify Seller in writing immediately upon learning of the institution or threat of any action against Buyer in any court, or any action against Buyer before any governmental agency, and notify Seller in writing promptly upon receipt of any administrative or court order relating to the Business;

             (m) maintain strict compliance with the requirements of the Business Plan attached hereto as SCHEDULE 6.4(m);

             (n) provide to Seller within thirty (30) days after the close of each quarter, financial statements of Buyer;

             (o) not make any distributions, including, but not limited to, dividends, bonuses, or advances, to the partners of Buyer, the officers, directors, or shareholders of Columbia DBS, Inc., or the limited partners of Columbia DBS Investors, L.P., except for distributions to the partners of Buyer to pay such partners' income taxes directly arising from said partners' operation of the business and as may be otherwise permitted under the Security Agreement;

             (p) not amend or modify the partnership agreement governing the operation of Buyer, nor admit any additional partners thereto, without Seller's prior written consent; and

             (q) utilize good faith efforts to maximize the number of qualified Subscribers, as that term is defined herein, as of the Subscriber Settlement Date.

SECTION 7. CONDITIONS TO CLOSING.

         7.1 MUTUAL CONDITIONS. The obligations of Buyer and Seller to consummate the transactions contemplated hereby are subject to satisfaction at the time of the Closing of, in addition to all other conditions set forth herein, the condition precedent that NRTC, Hughes and DirecTv shall have issued all necessary authorizations, consents and approvals in connection with the transactions contemplated by this Agreement, without conditions which are materially adverse to Buyer or Seller or which in any material way diminish the operating rights with respect to the Assets or the Business.

         7.2 CONDITIONS TO OBLIGATIONS OF BUYER. The obligations of Buyer to consummate the transactions contemplated by the Closing shall be subject to (1) receipt by Buyer of the Schedules required to be provided by Seller hereunder in such form and substance as shall be satisfactory to Buyer and (2) the fulfillment (or waiver by Buyer), on or prior to the Closing Date, of each of the following conditions:

             (a) The representations and warranties of Seller contained herein shall have been true and correct in all material respects when made and shall be repeated and be true and correct in all material respects as of the Closing Date;

             (b) Seller shall have performed and complied in all material respects with all agreements, covenants and conditions contained in this Agreement, and the other Acquisition Documents required to be performed or complied with by it prior to or at the Closing Date;

             (c) All authorizations and approvals of or consents of, or filings with, any governmental authority or other Person required to be obtained or made by Seller in connection with the Closing shall have been obtained or made and shall be in full force and effect;

             (d) Each of the Acquisition Documents to which Seller is a party shall have been duly authorized, executed and delivered by Seller and complete and correct copies thereof shall have been delivered to Buyer.

             (e) At Closing, the Seller shall have not less than 3,200 Subscribers; provided, however, that Buyer may, in its sole discretion, elect to waive compliance with this condition and proceed to Closing;

             (f) Seller shall have delivered to Buyer a certificate executed by an authorized officer of Seller, dated the Closing Date, to the effect that the conditions set forth in paragraphs (a) through (e) of this Section 7.2 have been fulfilled;

             (g) All corporate and other proceedings of Seller in connection with the transactions contemplated by this Agreement and the other Acquisition Documents, and all documents and instruments incident to such corporate proceedings, shall be satisfactory in substance and form to Buyer and its counsel, and Buyer and its counsel shall have received all such documents and instruments, or copies thereof, certified if requested, as may be reasonably requested;

             (h) Other than as referenced in Schedule 3.11(a), no action or proceeding shall have been instituted or threatened against Seller which could have a material adverse effect on the Seller or the Business; no action or proceeding shall have been instituted or threatened against any of the parties to this Agreement or their directors or officers, before any court or governmental department, agency or commission to restrain or prohibit, or to obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated hereby; and neither Seller nor Buyer shall have received written notice from any court or governmental department, agency or commission of its intention to institute any action or proceeding to restrain or enjoin or continence any investigation (other than a routine letter of inquiry) into the consummation of this Agreement and the transactions contemplated hereby or to nullify or render ineffective this Agreement or such transactions if consummated, which in the opinion of Buyer would make it inadvisable to consummate such transactions;

             (i) Prior to the Closing, there shall not have occurred any material adverse change in the financial condition, operations, business or prospects of Seller, including, but not limited to, becoming subject to any state or federal regulatory proceedings which could culminate in an order or other action which could cause such a material adverse change;

             (j) Prior to the Closing, there shall not have occurred any damage, destruction or loss to Tangible Assets exceeding $10,000 or other loss that has a material adverse effect on the products, properties, business operations or prospects of Seller;

             (k) Seller shall have obtained and delivered to Buyer consents from all third parties under the Other Assumed Contracts, where such consents are required in order to transfer and assign such Other Assumed Contracts, and neither Seller nor, to Seller's knowledge, any third party shall be in material breach or default under the NRTC/Member Agreement, the DirecTv Agreement or any Other Assumed Contract;

             (l) None of the Licenses shall have been revoked or suspended, or modified in any manner which could have a material adverse effect on the Business or its operation and no proceeding for such revocation, suspension, or modification shall be in effect;

             (m) Seller shall have executed and delivered the Security Agreement; and

             (n) Seller shall have executed and delivered the Security and Pledge Agreement.

         7.3 CONDITIONS TO OBLIGATIONS OF SELLER. Seller's obligation to consummate the transactions contemplated by this Agreement is subject to satisfaction at the time of Closing of each of the following conditions precedent, any of which may be waived by Seller:

             (a) Each of the representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects on the Closing Date as though made on and as of the Closing Date; and Buyer shall, on or before the Closing Date, have performed in all material respects all of its covenants and obligations hereunder which by the terms hereof are to be performed on or before the Closing Date;

             (b) No action or proceeding shall have been instituted or threatened against Buyer or Seller before any court or governmental agency or commission seeking to restrain or prohibit this Agreement or consummation of the transactions contemplated hereby;

             (c) All authorizations and approvals of or consents of, or filings with, any governmental authority or other person required to be obtained or made by Buyer in connection with the Closing shall have been obtained or made and shall be in full force and effect;

             (d) Each of the Acquisition Documents to which Buyer is a party shall have been duly authorized, executed and delivered by Buyer and complete and correct copies thereof shall have been delivered to Seller;

             (e) Buyer shall have delivered to Seller the certificate of Buyer, dated as of the Closing Date, certifying as to the matters set forth in the foregoing clauses (a) and (b) (except that, with regard to clause (b), such certificate shall not certify as to matters relating to Seller);

             (f) All of the partners of Buyer shall have executed and delivered the Security and Pledge Agreement;

             (g) All corporate, partnership, and other proceedings of the Buyer in connection with the transactions contemplated by this Agreement and the other Acquisition Documents, and all documents and instruments incident to such corporate proceedings, shall be satisfactory in substance and form to Seller and its counsel, and Seller and its counsel shall have received all such documents and instruments, or copies thereof, certified if requested, as may be reasonably requested;

             (h) No action or proceeding shall be instituted or threatened against Buyer or the partners of Buyer which could have a materially adverse effect on the Buyer or; no action or proceeding shall be instituted or threatened against any of the parties to this Agreement or their directors, officers, or partners, before any court or governmental department, agency, or commission to restrain or prohibit, or to obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated herein by; and neither Seller nor Buyer shall have received written notice from any court or governmental department, agency or commission of its intention to institute any action or proceeding to restrain or enjoin or commence any investigation (other than a routine letter of inquiry) into the consummation of this Agreement and the transactions contemplated hereby or to nullify or render ineffective this Agreement or such transactions if consummated, which in the opinion of Seller make it inadvisable to consummate such transactions;

             (i) Buyer shall have executed and delivered the Security Agreement;

             (j) Buyer shall have executed and delivered the Note;

             (k) Buyer, NRTC and Hughes shall have executed and delivered to Seller the Collateral Assignment Agreement;

             (l) Seller shall have received confirmation satisfactory to Seller and Seller's accountants that Buyer has been capitalized with at least $1,000,000 in equity capital for purposes specified in the Business Plan attached as Schedule 6.4(m) after Closing; and (in) Buyer shall have completed the wire transfer referred to in Section 2.2(a)(i) above.

SECTION 8. INDEMNIFICATION.

         8.1 RIGHT TO INDEMNIFICATION.

             (a) Seller shall indemnify, reimburse, and hold harmless Buyer from and against all claims, losses, damages, costs (including, without limitations, court costs and attorneys' fees), expenses and liabilities suffered, incurred, or sustained by Buyer on account of (i) any misrepresentation, breach of warranty, or nonfulfillment of any agreement on the part of Seller under this Agreement, or under any Acquisition Document,
(ii) the failure of Seller to pay and perform promptly when due all of its obligations, liabilities and debts, (iii) the operation of the Business prior to the Closing, (iv) any breach of the NRTC/Member Agreement, the DirecTv Agreement or any of the Other Assumed Contracts, (v) any other matter or event respecting Seller and which occurs with respect to the period prior to the Closing (other than liabilities specifically assumed by Buyer under the NRTC/Member Agreement, the DirecTv Agreement or any of the Other Assumed Contracts).

             (b) Buyer shall indemnify, reimburse, and hold harmless Seller from and against all claims, losses, damages, costs (including, without limitation, court costs and attorneys' fees), expenses and liabilities suffered, incurred, or sustained by Seller on account of (i) any misrepresentation, breach of warranty, or nonfulfillment of any agreement on the part of Buyer under this Agreement, or under any Acquisition Document, (ii) the failure of Buyer to pay and perform promptly when due all of its obligations, liabilities, and debts as provided under this Agreement and under any of the Acquisition Documents, (iii) the operation of the Business after the Closing, and (iv) any breach or default after the Closing Date by Buyer under the NRTC/Member Agreement, the DirecTv Agreement or any of the Other Assumed Contracts or any agreement which Buyer has entered into with NRTC, DirecTV or Hughes; provided, however, that Seller shall not be entitled to indemnification hereunder with respect to matters arising under contracts, commitments or agreements of Seller not assumed by Buyer hereunder.

         8.2 RIGHT TO CONTEST. Before being required to make any payment pursuant to Section 8.1 hereof, Seller or Buyer, whichever is the indemnifying party (the "Indemnifying Party"), may, at its expense, elect to undertake and control the defense of, and take all necessary steps properly to contest any, claim, liability or action in respect thereof involving third parties or to prosecute such contest or action to conclusion or settlement satisfactory to the party to be indemnified (the "Indemnified Party"). The Indemnified Party shall notify the Indemnifying Party of any claims to indemnification involving third parties it may wish to assert pursuant to Section 8.1 hereof as soon as reasonably practicable; thereafter, the Indemnified Party shall, at the expense of the Indemnifying Party, cooperate fully with the Indemnifying Party in the conduct of any such contest or action. If the Indemnifying Party makes the foregoing election, then the Indemnified Party shall have the right to participate, at its own expense, in all proceedings. If the Indemnifying Party does not make such election, it shall be bound by whatever result is obtained by the Indemnified Party respecting such third party matter.

         8.3 LIMITATION OF CLAIMS. Any claim by a party hereunder arising from a claimed breach by the other party of any representation, warranty or covenant hereunder (other than tax claims in respect of which there shall be no limitation period) shall be made in writing and delivered to such other party no later than thirty (30) months after the Closing Date.

SECTION 9. ACCESS.

         9.1 ACCESS. Buyer and Seller each acknowledges that, to the best of its knowledge, it has been afforded such opportunity to obtain information, inspect and examine the other party and the Assets as it deems necessary to enter into this Agreement; however, the foregoing acknowledgment of present belief shall not be deemed to relieve either party under, or impair or otherwise affect, any representation, warranty or covenant contained in this Agreement, the Interim Management Agreement or any of the other Acquisition Documents or the rights and obligations of either party in respect of a breach thereof.

         9.2 NOTICE OF BREACH. Buyer and Seller each agrees to give to the other prompt written notice of a breach by such other party of any of its representations, warranties and covenants of which Buyer or Seller, as the case may be, obtains actual knowledge prior to the Closing Date. The term "actual knowledge" shall be deemed to include information which is actually known and in good faith recognized to be such a breach, it being the intention hereby that a party be afforded as much opportunity as reasonably possible to cure prior to Closing breaches which hereafter are found to exist.

SECTION 10. MISCELLANEOUS.

         10.1 FEES AND EXPENSES.

              (a) Unless otherwise provided in this Agreement, all costs of transferring the Assets in accordance with this Agreement, including recordation, transfer and documentary taxes and fees, shall be paid equally by Buyer and Seller.

              (b) Each of the parties shall bear its own expenses in connection with the negotiation and the consummation of the transactions contemplated by this Agreement.

         10.2 LAW GOVERNING. This Agreement and the Acquisition Documents shall be construed under and governed by the laws of the state of California. The parties agree that, except as set forth in Section 3.24 hereof, any suit, action, or proceeding arising out of or relating to this Agreement, or the interpretation, performance, or breach of this Agreement, shall be instituted in the Superior Court for the County of San Luis Obispo, State of California, and each party irrevocably submits to the jurisdiction of that court and waives all objections to jurisdiction or venue that it may have under the laws of the State of California or otherwise in those courts in any suit, action, or proceeding.

         10.3 NOTICE. All notices, requests, demands, or other communications under this Agreement shall be in writing. Notice shall be sufficiently given for all purposes as follows:

              (a) Personal Delivery. When personally delivered to the recipient. Notice is effective on delivery.

              (b) Certified Mail. When mailed certified mail, return receipt requested. Notice is effective on receipt, if delivery is confirmed by a return receipt.

              (c) Overnight Delivery. When delivered by Federal Express,

Airborne, United Parcel Service, or DHL WorldWide Express, charges prepaid or charged to the sender's account. Notice is effective on delivery, if delivery is confirmed by the delivery service.

              (d) Telex or Facsimile Transmission. When sent by telex or fax to the last telex or fax number of the recipient known to the party giving notice. Notice is effective on receipt, provided that (a) a duplicate copy of the notice is promptly given by first-class or certified mail or by overnight delivery, or (b) the receiving party delivers a written confirmation of receipt. Any notice given by telex or fax shall be deemed received on the next business day if it is received after 5:00 p.m. (recipient's time) or on a nonbusiness day.

         Addresses for purpose of giving notice are as follows:

         SELLER:    PACIFIC COAST DBS, INC.
                    7935 El Camino Real
                    Atascadero, CA 93422
                    Facsimile: (805) 466-3044
                    Attention: Albert L. Labrie

         With Copy (which, standing alone, shall not constitute notice) to:

                    Roderick A. Rodewald
                    Diehl & Rodewald
                    1043 Pacific
                    San Luis Obispo, CA 93401
                    Facsimile: (805) 541-6870

         BUYER:     Columbia DBS San Luis Obispo L.P.
                    201 N. Union, Suite 300
                    Alexandria, VA 22314
                    Attention: Harry F. Hopper, III
                    Facsimile: (703) 519-3904

         With Copy (which, standing alone, shall not constitute notice) to:

                    Swidler & Berlin, Chartered
                    3000 K Street, N.W.
                    Suite 300
                    Washington, D.C. 20007
                    Attention: John J. Klusaritz, Esq..
                    Facsimile: (202) 424-7643


         Any correctly addressed notice that is refused, unclaimed, or undeliverable because of an act or omission of the party to be notified shall be deemed effective as of the first day that said notice was refused, unclaimed, or deemed undeliverable by the postal authorities, messenger, or overnight delivery service.

         Any party may change its address or telex or fax number by giving the other party notice of the change in any manner permitted in this Agreement.

         10.4 CONSTRUCTION.

              (a) The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

              (b) Words such as "herein" and "hereof" shall be deemed to refer to this Agreement as a whole and not to any particular provision of this Agreement.

         10.5 ASSIGNMENT; BINDING EFFECT. This Agreement may not be assigned by Buyer or Seller prior to the Closing without the prior written consent of the other party. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their successors and permitted assigns.

         10.6 AMENDMENT; WAIVER. This Agreement may be amended only by a written instrument signed by Buyer and Seller. No provisions of this Agreement may be waived except by an instrument in writing signed by the party sought to be bound. No failure or delay by any party in exercising any right or remedy hereunder shall operate as a waiver thereof, and a waiver of a particular right or remedy on one occasion shall not be deemed a waiver of any other right or remedy or a waiver on any subsequent occasion.

         10.7 ENTIRE AGREEMENT. Except as provided in Section 10.9 hereof, this Agreement and the Acquisition Documents set forth the entire understanding between the parties relating to the subject matter hereof, any and all prior correspondence, conversations and memoranda or other writings being merged herein and replaced. No promises, covenants or representations of any character or nature other than those expressly stated herein have been made to induce either party to enter into this Agreement and the Acquisition Documents.

         10.8 INITIAL NOTICE TO PUBLIC. Seller and Buyer shall mutually agree in advance on the manner in which the public is first informed of the execution of this Agreement.

         10.9 TERMINATION OF LETTER OF INTENT. All provisions of those certain Letters of Intent dated November 28, 1995 and February 27, 1996, between Seller and Columbia Capital Corporation ("Columbia"), an affiliate of Buyer, are hereby terminated, other than the confidentiality provisions set forth in Paragraphs 2 thereof. Buyer hereby assumes and agrees to be bound by the obligations imposed upon Columbia pursuant to such Paragraphs 2.

         10.10 EXECUTION IN COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which together shall constitute one and the same Agreement.

         10.11 FACSIMILE SIGNATURES. Facsimile signatures shall be considered original signatures for purposes of execution and enforcement of the rights delineated in this Agreement.

         IN WITNESS WHEREOF, Seller and Buyer have caused this Agreement to be executed by their respective duly authorized general partners as of the date first above written.

ATTEST/WITNESS:                     SELLER:

                                    PACIFIC COAST DBS, INC.
-------------------
                                    By:
                                          ---------------------------
                                    Name:
                                          ---------------------------
                                    Title:
                                          ---------------------------


                                    BUYER:

                                    COLUMBIA DBS SAN LUIS OBISPO, L.P.

-------------------                 By:   COLUMBIA DBS, INC.
                                    Its:  General Partner

                                          By:
                                                ---------------------
                                          Name:
                                                ---------------------
                                          Title:
                                                ---------------------